UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 North Beach Street
Daytona Beach, Florida		32114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 1, 2025, Brown & Brown, Inc., a Florida corporation (the “Company”), completed its previously announced acquisition of RSC Topco, Inc., a Delaware corporation (“RSC”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2025, by and among RSC, the Company, Encore Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Kelso RSC (Investor), L.P., a Delaware limited partnership, solely in its capacity as the equityholder representative (the “Kelso Investor”), pursuant to which the Company acquired RSC for an aggregate purchase price of $9.825 billion, paid at the closing of the Merger (the “Closing”), subject to certain customary post-Closing adjustments as set forth in the Merger Agreement (the “Transaction”). After adjustments pursuant to the Merger Agreement, the net merger consideration paid to equityholders of RSC at Closing was estimated to be approximately $4.7 billion, composed of approximately $3.5 billion in cash and approximately $1.2 billion in shares of the Company’s common stock, par value $0.10 per share (the “Common Stock Consideration”). The number of shares comprising the Common Stock Consideration was determined using the $110.57 per share closing price of the Company’s common stock on June 6, 2025. A portion of the merger consideration is being held in escrow pursuant to certain previously disclosed indemnification arrangements.

RSC is the holding company for Accession Risk Management Group, Inc., a Delaware corporation, which is a North American insurance distribution platform with a family of specialty insurance and risk management companies, including the Risk Strategies and One80 Intermediaries brands.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Merger Agreement, a copy of which has been previously filed.

Item 3.02 Unregistered Sales of Equity Securities.

The Common Stock Consideration issued pursuant to the Merger Agreement as described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02, consists of unregistered common stock. Such common stock was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction by an issuer not involving a public offering and Rule 506 of Regulation D promulgated thereunder as sales to accredited investors. Certain of the recipients of the Common Stock Consideration have entered into an agreement which prohibits, subject to customary exceptions, the sale, pledge, or other disposition of a portion of such Common Stock Consideration over a five-year period, with 20% of such shares released from lock-up on the second, third and fourth anniversaries of such issuance and 40% of such shares released from lock-up on the fifth anniversary of such issuance, respectively.

Item 7.01 Regulation FD Disclosure.

On August 1, 2025, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
99.1	Press Release, dated August 1, 2025, announcing the closing of the Transaction.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2025

BROWN & BROWN, INC.

By: /s/ Anthony M. Robinson

Anthony M. Robinson

Secretary